UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 3, 2023

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of the Shareholders (the “Annual Meeting”) of Enerpac Tool Group Corp. (the “Company”) was held February 3, 2023. At the Annual Meeting, shareholders elected the following directors to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Alfredo Altavilla	53,224,391	209,489	1,189,577
Judy L. Altmaier	53,239,493	194,387	1,189,577
J. Palmer Clarkson	52,838,302	595,578	1,189,577
Danny L. Cunningham	52,844,244	589,636	1,189,577
E. James Ferland	49,324,357	4,109,523	1,189,577
Richard D. Holder	50,614,444	2,819,436	1,189,577
Lynn C. Minella	52,855,480	578,400	1,189,577
Sidney S. Simmons	52,839,321	594,559	1,189,577
Paul E. Sternlieb	53,304,895	128,985	1,189,577

The following reflects voting for matters other than the election of directors brought for a shareholder vote at the Annual Meeting:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young LLP as the Company’s independent auditor	54,385,996	235,369	2,092	—
Advisory vote on the compensation of the Company's Named Executive Officers	51,799,566	1,574,560	59,754	1,189,577

As a result, all such matters were approved by the respective requisite votes of the shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023
ENERPAC TOOL GROUP CORP.

	By:	/s/ James Denis
James Denis
Executive Vice President, General Counsel and Secretary